UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 28, 2011

SOUTHCOAST FINANCIAL CORPORATION

Incorporated under the	Commission File No. 000-25933	I.R.S. Employer
laws of South Carolina		Identification No.
57-1079460

530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464

Telephone: (843) 884-0504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03                      Material Modification to Rights of Security Holders.

(b)           The Registrant plans to exercise its contractual right under the Junior Subordinated Indenture between  Southcoast Financial Corporation and Wilmington Trust Company, as Trustee, dated as of August 5, 2005 ( the “Indenture”) to defer the payment of interest on its junior subordinated debentures beginning with the quarterly payment due December 30, 2011.  Under the terms of the Indenture, the Registrant may elect to defer interest payments for up to twenty consecutive quarters.  Amounts so deferred will bear additional interest at a variable rate per annum, reset quarterly, equal to LIBOR plus 1.50% compounded quarterly from the dates on which amounts would have otherwise been due and payable until paid.  The deferred payments, together with additional interest thereon, will be accrued by the Registrant in accordance with GAAP.

Under the terms of the Indenture, as a consequence of the deferral and continuing until payment of all deferred payments together with additional interest thereon, the Registrant has agreed not to declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to its common stock, subject to certain exceptions, including the issuance of stock dividends.

Section 8 -  Other Events

Item 8.01                      Other Events.

Please see the press release which is Exhibit 99 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)  Exhibit 99 -  Registrant's November 28, 2011 Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHCOAST FINANCIAL CORPORATION
(Registrant)

Date: December 1, 2011	By:	/s/ William C. Heslop
William C. Heslop
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99                      Registrant's November 28, 2011 Press Release